Page 4 of 4


                                  EXHIBIT 16


                                                September 20, 1996



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen

     We were previously principal accountants for Peoples Financial Corporation (formerly, Peoples Federal Savings and Loan Association of Massillon and, under the date of October 30, 1995, we reported on the financial statements of Peoples Federal Savings and Loan Association of Massillon as of September 30, 1995 and 1994 and for each of the years in the three-year period ended September 30, 1995. On September 16, 1996, our appointment as principal accountants was terminated. We have read Peoples Financial Corporation's statements included under Item 4 of its Form 8-K dated September 16, 1996, and we agree with such statements except that:

1. Our report on the financial statements of Peoples Federal Savings and Loan Association of Massillon as of September 30, 1995 and 1994, and for each of the years in the three-year period ended September 30, 1995 contained a separate paragraph stating that the Company changed its method of accounting for investments as of October 1, 1994; and

2. We are not in a position to agree or disagree with Peoples Financial Corporation's stated reason for changing principal accountants or that the change was approved by the Board of Directors; and

3. We are not in a position to agree or disagree with People Financial Corporation's statement that Grant Thornton LLP was not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Corporation's consolidated financial statements.

     In connection with our audits of the two fiscal years ended September 30, 1995 and 1994, and the subsequent interim period through September 16, 1996, there were no disagreements with us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to our satisfaction would have caused us to make reference in connection with our opinion to the subject matter of the disagreement.

                                          Very truly yours,


                                          Hall, Kistler & Company P.L.L.